Exhibit A(26)

VALIC COMPANY I

CERTIFICATE OF CORRECTION

THIS IS TO CERTIFY THAT:

FIRST: The titles of the documents being corrected hereby are Articles of Incorporation, Articles Supplementary and Articles of Amendment (collectively, the “Documents”).

SECOND: The sole party to the Documents is VALIC Company I, a Maryland corporation (the “Corporation”).

THIRD: The Documents were filed with the State Department of Assessments and Taxation of Maryland on the following dates:

Articles of Incorporation	December 7, 1984 (the “Articles of Incorporation”)

Articles of Amendment	January 14, 1985 (the “January 1985 Articles”)

Articles Supplementary	October 27, 2000 (the “October 2000 Articles”)

Articles of Amendment	December 13, 2001 at 10:23 a.m. (the “December 2001 Articles”)

Articles of Amendment	June 17, 2003 (the “June 2003 Articles”)

Articles Supplementary	August 26, 2005 (the “August 2005 Articles”)

Articles Supplementary	February 21, 2008 (the “February 2008 Articles”)

FOURTH: (a) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

The reference in the second line of Article IV to “the Corporation Trust Incorporated” shall be corrected hereby to be “The Corporation Trust Incorporated”.

(b) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

The second reference to “Corporation” in the fourth line of Article IV to “Corporation” shall be corrected hereby to be “corporation”.

(c) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

1. The first sentence of Article V, Section (2)(a) currently reads as follows:

Except as otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of a particular class, together will all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, shall constitute assets of that class, in contrast to other classes (subject only to the rights of creditors) and are herein referred to as assets “belonging to” that class.

2. The first sentence of Article V, Section (2)(a) shall be corrected hereby as follows:

Except as otherwise provided herein, all consideration received by the Corporation for the issue or sale of shares of stock of a particular class, together with all assets in which such consideration is invested or reinvested, all income, earnings, profits, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds, shall constitute assets of that class, in contrast to other classes (subject only to the rights of creditors) and are herein referred to as assets “belonging to” that class.

(d) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

1.	The last two sentences of Article V, Section (2)(b) currently read as follows:

Such decisions by the Board of the Directors shall be final and conclusive. Generally, the assets belonging to any class of stock shall correspond to the liabilities related that class and with any allocated portion of the overall liabilities of the Corporation.

2. The last two sentences of Article V, Section (2)(b) shall be corrected hereby as follows:

Such decisions by the Board of Directors shall be final and conclusive. Generally, the assets belonging to any class of stock shall correspond to the liabilities related to that class and with any allocated portion of the overall liabilities of the Corporation.

(e) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

1. The second sentence of Article V, Section (2)(c) currently reads as follows:

The assets so distributable to the shareholders of any particular class shall be distributed among such shareholders in proportion to the number of shares of that class held by them and recorded on the books of the corporation.

2. The second sentence of Article V, Section (2)(c) shall be corrected hereby as follows:

The assets so distributable to the shareholders of any particular class shall be distributed among such shareholders in proportion to the number of shares of that class held by them and recorded on the books of the Corporation.

(f) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

1. The parenthetical of Article V, Section (8) currently reads as follows:

(whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the corporation acquired by it after the issue thereof, or otherwise)

2. The parenthetical of Article V, Section (8) shall be corrected hereby as follows:

(whether out of the number of shares authorized by these Articles of Incorporation, or out of any shares of the capital stock of the Corporation acquired by it after the issue thereof, or otherwise)

(g) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

1. Article VI, Section (5) currently reads as follows:

In addition to the powers and authority herinbefore, hereinafter, or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of these Articles of Incorporation, and of the By-Laws of the Corporation.

2. Article VI, Section (5) shall be corrected hereby as follows:

In addition to the powers and authority hereinbefore, hereinafter, or by statute expressly conferred upon them, the Board of Directors may exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, subject, nevertheless, to the express provisions of the laws of the State of Maryland, of these Articles of Incorporation, and of the By-Laws of the Corporation.

(h) The provisions of the Articles of Incorporation which are to be corrected hereby are set forth below.

1. The lead-in clause in Article VII, Section (1)(c) currently reads as follows:

The net asset value of the corporation’s shares, for the purpose of computing the price at which the shares shall be redeemed by the Corporation, shall be determined in the following manner:

2. The lead-in clause in Article VII, Section (1)(c) shall be corrected hereby as follows:

The net asset value of the Corporation’s shares, for the purpose of computing the price at which the shares shall be redeemed by the Corporation, shall be determined in the following manner:

FIFTH: (a) The provisions in the January 1985 Articles which is to be corrected hereby is set forth below:

1. The parenthetical in Article III, Section (2) currently reads as follows:

(which term “securities” shall for the purposes of these Articles of Incorporation, without limitation of the generality hereof, be deemed to include any stocks, shares, bonds, debentures, notes, certificates of deposit, mortgages, obligations, evidence of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or, in general, any interest or instrument commonly known as a security (whether domestic or foreign)

2. The parenthetical in Article III, Section (2) shall be corrected hereby as follows:

(which term “securities” shall for the purposes of these Articles of Incorporation, without limitation of the generality hereof, be deemed to include any stocks, shares, bonds, debentures, notes, certificates of deposit, mortgages, obligations, evidence of indebtedness, and any certificates, receipts, warrants or other instruments representing rights to receive, purchase or subscribe for the same, or evidencing or representing any other rights or interests therein, or in any property or assets, or, in general, any interest or instrument commonly known as a security, whether domestic or foreign)

SIXTH: The provision of the October 2000 Articles which is to be corrected hereby is set forth below.

1. The October 2000 Articles were defectively executed and acknowledged.

2. The defective execution and acknowledgment of the October 2000 Articles are corrected hereby. Such corrected signature and acknowledgment are set forth on the signature page hereto.

SEVENTH: (a) The provision of the December 2001 Articles which is to be corrected hereby is set forth below.

1. Article SECOND of the December 2001 Articles currently reads as follows:

SECOND: The charter is further amended by removing certain paragraphs that are duplicated in the By-Laws of the Corporation or in the registration statement of the Corporation: Article VI, paragraphs (3) through (6) and Article VII, paragraph (1)(c).

2. The December 2001 Articles are hereby corrected by striking from said Articles the text of Article SECOND. Articles THIRD, FOURTH, FIFTH and SIXTH of the December 2001 Articles are hereby corrected by renumbering them appropriately.

(b) The provision of the December 2001 Articles which is to be corrected hereby is set forth below.

1. Article FIFTH of the December 2001 Articles currently reads as follows:

FIFTH: The amendments to the charter of the Corporation herein made have been duly approved by vote of a majority of the entire Board of Directors at a meeting duly convened and held on October 23, 2001; at the time of the approval by the Directors, there were no shares of stock of the Corporation entitled to vote on these matters.

2. Article FIFTH of the December 2001 Articles shall be corrected hereby as follows:

FIFTH: The amendments to the charter of the Corporation herein made have been duly approved by vote of a majority of the entire Board of Directors at a meeting duly convened and held on October 23, 2001.

(c) The provision of the December 2001 Articles which is to be corrected hereby is set forth below.

1. The December 2001 Articles were defectively executed; a non-officer of the Corporation attested the December 2001 Articles.

2. The defective attestation of the December 2001 Articles is corrected hereby. Such corrected attestation is set forth on the signature page hereto.

EIGHTH: The provision of the June 2003 Articles which is to be corrected hereby is set forth below.

1. The June 2003 Articles were defectively executed; a non-officer of the Corporation attested the June 2003 Articles.

2. The defective attestation of the June 2003 Articles is corrected hereby. Such corrected attestation is set forth on the signature page hereto.

NINTH: The provision of the August 2005 Articles which is to be corrected hereby is set forth below.

1. The 20th row of the second share table (the “2005 Share Table”), which appears on the second page of August 2005 Articles and continues onto the third page of the August 2005 Articles, currently reads as follows:

Mid Cap Strategic Growth Fund	750,000,000

2. The 20th row of the 2005 Share Table, as corrected hereby, shall read as follows:

Mid Capital Growth Fund	750,000,000

TENTH: (a) The provision of the February 2008 Articles which is to be corrected hereby is set forth below.

1. The third row of the first share table (the “First 2008 Share Table”) currently reads as follows:

Broad Cap Value Fund	750,000,000

2. The third row of the First 2008 Share Table, as corrected hereby, shall read as follows:

Broad Cap Value Income Fund	750,000,000

(b) The provision of the February 2008 Articles which is to be corrected hereby is set forth below.

1. The 12th row of the First 2008 Share Table currently reads as follows:

Income & Growth Fund	1,000,000,000

2. The 12th row of the First 2008 Share Table, as corrected hereby, shall read as follows:

Core Value Fund	1,000,000,000

(c) The provision of the February 2008 Articles which is to be corrected hereby is set forth below.

1. The 19th row of the First 2008 Share Table currently reads as follows:

Large Cap Strategic Growth Fund	750,000,000

2. The 19th row of the First 2008 Share Table, as corrected hereby, shall read as follows:

Growth Fund	750,000,000

(d) The provision of the February 2008 Articles which is to be corrected hereby is set forth below.

1. The 31st row of the First 2008 Share Table currently reads as follows:

Social Awareness Fund	1,000,000,000

2. The 31st row of the First 2008 Share Table, as corrected hereby, shall read as follows:

Global Social Awareness Fund	1,000,000,000

(e) The provision of the February 2008 Articles which is to be corrected hereby is set forth below.

1. The 31st row of the second share table (the “Second 2008 Share Table”) currently reads as follows:

Small-Mid Growth Fund	750,000,000

2. The 31st row of the Second 2008 Share Table, as corrected hereby, shall read as follows:

Small Cap Strategic Growth Fund	750,000,000

-Signature page follows-

ELEVENTH: The undersigned Vice President of the Corporation acknowledges this Certificate of Correction to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned Vice President acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Correction to be executed in its name and on its behalf by its Vice President and attested by its Assistant Secretary this 10th day of March, 2011.

ATTEST:		VALIC COMPANY I

/s/ Mark Matthes		By:	/s/ Nori L. Gabert
Name:	Mark Matthes Assistant Secretary		Name:	Nori L. Gabert Vice President